Exhibit 99.1

Greif Reports Second Quarter 2022 Results
DELAWARE, Ohio (June 8, 2022) – Greif, Inc. (NYSE: GEF, GEF.B), a global leader in industrial packaging products and services, today announced second quarter 2022 results.
Second Quarter Financial Highlights include (all results compared to the second quarter of 2021 unless otherwise noted):
•Net income of $125.1 million or $2.09 per diluted Class A share decreased compared to net income of $149.8 million or $2.51 per diluted Class A share. Second quarter 2021 net income included a one-time $95.7 million gain from sale of approximately 69,200 acres of timberlands in southwest Alabama. Net income, excluding the impact of adjustments(1), of $144.9 million or $2.41 per diluted Class A share increased compared to net income, excluding the impact of adjustments, of $67.3 million or $1.13 per diluted Class A share.
•Adjusted EBITDA(2) of $251.0 million, an increase of $74.4 million compared to Adjusted EBITDA of $176.6 million.
•Net cash provided by operating activities decreased by $13.1 million to $139.2 million. Adjusted free cash flow(3) decreased by $11.9 million to a source of $114.8 million.
•Total debt decreased by $213.5 million to $2,099.9 million. Net debt(4) decreased by $211.8 million to $1,991.2 million. The Company’s leverage ratio(5) decreased to 2.12x from 2.39x sequentially and from 3.20x in the prior year quarter.
Strategic Actions and Announcements
•Completed divestment of our 50% equity interest in the Flexible Products & Services joint venture and applied the net cash proceeds of $131.6 million received during the quarter towards repayment of debt.
•Redeemed our $500.0 million, 6.5% Senior notes due 2027 by amending and expanding borrowings under our credit agreement, which lowered our overall interest rate as of the end of the quarter by over 300 basis points.
•Published our 13th consecutive annual sustainability report, which highlighted significant milestones on climate, waste and circularity commitments.
•Reminder of Investor Day in New York City on June 23, 2022, which will feature discussions of the new Build to Last Strategy for Greif, capital deployment opportunities, sustainability progress and other key strategic programs for the future of the Company.
CEO Commentary
“Our second quarter results are a testament to our teams continued execution and customer service focus in overcoming significant ongoing headwinds related to inflation, supply chain, and the pandemic to produce another quarter of record results” said Ole Rosgaard, President and Chief Executive Officer of Greif. “This level of execution is exemplary of the Build to Last, strategy in action, and is a fitting lead-in to our upcoming Investor Day on June 23 in New York City where we will be discussing that strategy and future growth for our Company in much greater detail. We hope to see you there.”

(1)    Adjustments that are excluded from net income before adjustments and from earnings per diluted Class A share before adjustments are restructuring charges, debt extinguishment charges, integration related costs, non-cash asset impairment charges, non-cash pension settlement charges, incremental COVID-19 costs, net, (gain) loss on disposal of properties, plants, equipment and businesses, net, and timberland gains, net.

(2)     Adjusted EBITDA is defined as net income, plus interest expense, net, plus debt extinguishment charges, plus income tax expense, plus depreciation, depletion and amortization expense, plus restructuring charges, plus integration related costs, plus non-cash asset impairment charges, plus non-cash pension settlement charges, plus incremental COVID-19 costs, net, plus (gain) loss on disposal of properties, plants, equipment and businesses, net, plus timberland gains, net.
(3)    Adjusted free cash flow is defined as net cash provided by operating activities, less cash paid for purchases of properties, plants and equipment, plus cash paid for integration related costs, plus cash paid for incremental COVID-19 costs, net, plus cash paid for integration related Enterprise Resource Planning (ERP) systems, plus cash paid for debt issuance costs.
(4)    Net debt is defined as total debt less cash and cash equivalents.
(5)    Leverage ratio for the periods indicated is defined as net debt divided by trailing twelve month EBITDA, each as calculated under the terms of the Company's Second Amended and Restated Credit Agreement dated as of March 1, 2022, filed as Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2022 (the "2022 Credit Agreement").
Note: A reconciliation of the differences between all non-GAAP financial measures used in this release with the most directly comparable GAAP financial measures is included in the financial schedules that are a part of this release. These non-GAAP financial measures are intended to supplement and should be read together with our financial results. They should not be considered an alternative or substitute for, and should not be considered superior to, our reported financial results. Accordingly, users of this financial information should not place undue reliance on these non-GAAP financial measures.

Customer Service, Sustainability and Colleague Engagement
The Company's consolidated CSI(6) score was 93.0 during the fiscal second quarter. Our long term objective is for each business segment to achieve a CSI score of 95.0 or greater. CSI for the Global Industrial Packaging segment was 93.4, which was 1.5% lower than the prior year quarter. CSI for the Paper Packaging & Services segment was 92.6, which was 1.2% higher than the prior year quarter.
During the quarter, the Company completed its 13th annual sustainability report. The report is prepared using the Global Reporting Initiative's ("GRI") Core option and is in full accordance with the GRI Standards and the Sustainability Accounting Standards Board Application Guidance. The report also fulfills the United Nations' Global Compact annual "Communication on Progress" requirement. The sustainability report is available for review at https://sustainability.greif.com. Report highlights include:
•Updates on critical milestones, such as Greif achieving >90% waste diverted from landfill at 149 facilities, including 50 facilities achieving our Zero Waste to Landfill target.
•Review of our 2021 Materiality Assessment, including identified material sustainability topics and progress made on each topic.
•Discussion of Greif Diversity, Equity & Inclusion efforts and important milestones achieved.
•Results from our 2021 Climate Change Workshop, including advancement opportunities identified and performance on those opportunities.
•Discussion of new key partnerships that will help further advance sustainability leadership at Greif to attain our 2030 Goals.
The Company has completed its 5th annual Colleague Engagement Survey administered by Gallup. Based on feedback received in the most recent survey, the Company is again recognized within the top quartile of all manufacturing companies. Additionally, the Company expanded our overall engagement percentage to exceed the mean U.S. engagement score, highlighting the extraordinary commitment of our diverse, talented and engaged colleagues.
Investor Day 2022 Details
Investor Day 2022 will be held on Thursday, June 23, 2022 at Convene, 75 Rockefeller Plaza, New York City. Registration and breakfast will begin at 7:30AM ET and the event will begin at 8:30AM ET. President and Chief Executive Officer Ole Rosgaard, Chief Financial Officer Larry Hilsheimer and members of the executive leadership team will provide an overview of the Company; discuss ongoing business performance and the Build to Last strategy; and conduct a forum for questions and answers. A live webcast for the event will also be conducted and details will be provided in June 2022. For additional information or early registration, please contact InvestorDay@greif.com.

(6)    Customer satisfaction index (CSI) tracks a variety of internal metrics designed to enhance the customer experience in dealing with Greif.

Segment Results (all results compared to the second quarter of 2021 unless otherwise noted)
Net sales are impacted mainly by the volume of primary products(7) sold, selling prices, product mix and the impact of changes in foreign currencies against the U.S. Dollar. The table below shows the percentage impact of each of these items on net sales for our primary products for the second quarter of 2022 as compared to the prior year quarter for the business segments with manufacturing operations.

Net Sales Impact - Primary Products	Global Industrial Packaging	Paper Packaging & Services
Currency Translation	(5.9)%	—%
Volume	(1.9)%	2.6%
Selling Prices and Product Mix	35.5%	25.0%
Total Impact of Primary Products	27.7%	27.6%

Global Industrial Packaging
Net sales increased by $173.7 million to $971.7 million. Net sales excluding foreign currency translation increased by $213.6 million primarily due to higher average selling prices and product mix, partially offset by lower volumes.
Gross profit increased by $15.2 million to $185.3 million. The increase in gross profit was primarily due to the same factors that impacted net sales, partially offset by higher raw material costs.
Operating profit increased by $31.6 million to $108.0 million. Adjusted EBITDA increased by $24.7 million to $130.9 million primarily due to the same factors that impacted gross profit.
Paper Packaging & Services
Net sales increased by $152.3 million to $689.3 million primarily due to higher volumes and higher published containerboard and boxboard prices.
Gross profit increased by $56.9 million to $150.8 million. The increase in gross profit was primarily due to the same factors that impacted net sales, partially offset by higher raw material, transportation, labor and utility costs.
Operating profit increased by $52.8 million to $80.1 million. Adjusted EBITDA increased by $49.1 million to $117.4 million primarily due to the same factors that impacted gross profit.
Tax Summary
During the second quarter, the Company recorded an income tax rate of 19.2 percent and a tax rate excluding the impact of adjustments of 20.2 percent. Note that the application of FIN 18 frequently causes fluctuations in our quarterly effective tax rates. For fiscal 2022, the Company expects its tax rate to range between 27.0 and 31.0 percent and its tax rate excluding adjustments to range between 22.0 and 25.0 percent.
Dividend Summary
On June 7, 2022, the Board of Directors declared quarterly cash dividends of $0.46 per share of Class A Common Stock and $0.69 per share of Class B Common Stock. Dividends are payable on July 1, 2022, to stockholders of record at the close of business on June 17, 2022.

(7)    Primary products are manufactured steel, plastic and fibre drums; new and reconditioned intermediate bulk containers; linerboard, containerboard, corrugated sheets and corrugated containers; and boxboard and tube and core products.

Company Outlook

(in millions, except per share amounts)	Fiscal 2022 Outlook Reported at Q2*
Class A earnings per share before adjustments	$7.45 - $7.75
Adjusted free cash flow	$380 - $440

Note: Fiscal 2022 Class A earnings per share guidance on a GAAP basis is not provided in this release due to the potential for one or more of the following, the timing and magnitude of which we are unable to reliably forecast: restructuring-related activities; integration related costs; non-cash pension settlement charges; non-cash asset impairment charges due to unanticipated changes in the business; gains or losses on the disposal of businesses or properties, plants and equipment, net and the income tax effects of these items and other income tax-related events. No reconciliation of the fiscal 2022 Class A earnings per share before adjustments guidance, a non-GAAP financial measure which excludes restructuring charges, integration costs, non-cash asset impairment charges, non-cash pension settlement charges, (gain) loss on the disposal of properties, plants, equipment and businesses, net, is included in this release because, due to the high variability and difficulty in making accurate forecasts and projections of some of the excluded information, together with some of the excluded information not being ascertainable or accessible, we are unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measure without unreasonable efforts. A reconciliation of 2022 adjusted free cash flow guidance to forecasted net cash provided by operating activities, the most directly comparable GAAP financial measure, is included in this release.

Conference Call
The Company will host a conference call to discuss second quarter 2022 results on June 9, 2022, at 8:30 a.m. Eastern Time (ET). Participants may access the call using the following online registration link: https://conferencingportals.com/event/BDwosPDa. Registrants will receive a confirmation email containing dial in details and a unique conference call code for entry. Phone lines will open at 8:00 a.m. ET on June 9, 2022. A digital replay of the conference call will be available two hours following the call on the Company's web site at http://investor.greif.com. To access the recording, guests can call (888) 330-2413 or (240) 789-2721 and use the conference ID 32605.
Investor Relations contact information
Matt Leahy, Vice President, Corporate Development & Investor Relations, 740-549-6158. Matthew.Leahy@Greif.com
About Greif
Greif is a global leader in industrial packaging products and services and is pursuing its vision: to be the best performing customer service company in the world. The Company produces steel, plastic and fibre drums, intermediate bulk containers, reconditioned containers, containerboard, uncoated recycled paperboard, coated recycled paperboard, tubes and cores and a diverse mix of specialty products. The Company also manufactures packaging accessories and provides filling, packaging and other services for a wide range of industries. In addition, Greif manages timber properties in the southeastern United States. The Company is strategically positioned in over 35 countries to serve global as well as regional customers. Additional information is on the Company's website at www.greif.com.

Forward-Looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “aspiration,” “objective,” “project,” “believe,” “continue,” “on track” or “target” or the negative thereof and similar expressions, among others, identify forward-looking statements. All forward-looking statements are based on assumptions, expectations and other information currently available to management. Such forward-looking statements are subject to certain risks and uncertainties that could cause the Company’s actual results to differ materially from those forecasted, projected or anticipated, whether expressed or implied. The most significant of these risks and uncertainties are described in Part I of the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2021. The Company undertakes no obligation to update or revise any forward-looking statements.
Although the Company believes that the expectations reflected in forward-looking statements have a reasonable basis, the Company can give no assurance that these expectations will prove to be correct. Forward-looking statements are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from those forecasted, projected or anticipated, whether expressed in or implied by the statements. Such risks and uncertainties that might cause a difference include, but are not limited to, the following: (i) historically, our business has been sensitive to changes in general economic or business conditions, (ii) our global operations subject us to political risks, instability and currency exchange that could adversely affect our results of operations, (iii) the COVID-19 pandemic could continue to impact any combination of our business, financial condition, results of operations and cash flows, (iv) the current and future challenging global economy and disruption and volatility of the financial and credit markets may adversely affect our business, (v) the continuing consolidation of our customer base and suppliers may intensify pricing pressure, (vi) we operate in highly competitive industries, (vii) our business is sensitive to changes in industry demands and customer preferences, (viii) raw material, price fluctuations, global supply chain disruptions and inflation may adversely impact our results of operations, (ix) energy and transportation price fluctuations and shortages may adversely impact our manufacturing operations and costs, (x) the frequency and volume of our timber and timberland sales will impact our financial performance, (xi) we may not successfully implement our business strategies, including achieving our growth objectives, (xii) we may encounter difficulties or liabilities arising from acquisitions or divestitures, (xiii) we may incur additional rationalization costs and there is no guarantee that our efforts to reduce costs will be successful, (xiv) several operations are conducted by joint ventures that we cannot operate solely for our benefit, (xv) certain of the agreements that govern our joint ventures provide our partners with put or call options, (xvi) our ability to attract, develop and retain talented and qualified employees, managers and executives is critical to our success, (xvii) our business may be adversely impacted by work stoppages and other labor relations matters, (xviii) we may be subject to losses that might not be covered in whole or in part by existing insurance reserves or insurance coverage and general insurance premium and deductible increases, (xix) our business depends on the uninterrupted operations of our facilities, systems and business functions, including our information technology and other business systems, (xx) a security breach of customer, employee, supplier or Company information and data privacy risks and costs of compliance with new regulations may have a material adverse effect on our business, financial condition, results of operations and cash flows, (xxi) we could be subject to changes to our tax rates, the adoption of new U.S. or foreign tax legislation or exposure to additional tax liabilities, (xxii) full realization of our deferred tax assets may be affected by a number of factors, (xxiii) we have a significant amount of goodwill and long-lived assets which, if impaired in the future, would adversely impact our results of operations, (xxiv) our pension and post-retirement plans are underfunded and will require future cash contributions and our required future cash contributions could be higher than we expect, each of which could have a material adverse effect on our financial condition and liquidity, (xxv) legislation/regulation related to environmental and health and safety matters and corporate social responsibility could negatively impact our operations and financial performance, (xxvi) product liability claims and other legal proceedings could adversely affect our operations and financial performance, (xxvii) we may incur fines or penalties, damage to our reputation or other adverse consequences if our employees, agents or business partners violate, or are alleged to have violated, anti-bribery, competition or other laws, (xxviii) changing climate, global climate change regulations and greenhouse gas effects may adversely affect our operations and financial performance, (xxix) we may be unable to achieve our greenhouse gas emission reduction targets by 2030. The risks described above are not all-inclusive, and given these and other possible risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. For a detailed discussion of the most significant risks and uncertainties that could cause our actual results to differ materially from those forecasted, projected or anticipated, see “Risk Factors” in Part I, Item 1A of our most recently filed Form 10-K and our other filings with the Securities and Exchange Commission. All forward-looking statements made in this news release are expressly qualified in their entirety by reference to such risk factors. Except to the limited extent required by applicable law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

GREIF, INC. AND SUBSIDIARY COMPANIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
UNAUDITED

	Three months ended April 30,		Six months ended April 30,
(in millions, except per share amounts)	2022	2021	2022	2021
Net sales	$1,667.3	$1,340.6	$3,231.6	$2,487.1
Cost of products sold	1,328.6	1,074.7	2,603.2	2,009.0
Gross profit	338.7	265.9	628.4	478.1
Selling, general and administrative expenses	147.4	146.8	299.0	281.1
Restructuring charges	3.7	12.0	7.2	15.1
Integration related costs	2.0	1.8	3.6	3.8
Non-cash asset impairment charges	—	0.2	62.4	1.5
(Gain) loss on disposal of properties, plants and equipment, net	(0.3)	0.1	(1.7)	1.7
(Gain) loss on disposal of businesses, net	(4.2)	0.1	(4.2)	—
Timberland gains, net	—	(95.7)	—	(95.7)
Operating profit	190.1	200.6	262.1	270.6
Interest expense, net	13.2	26.7	30.3	51.9
Non-cash pension settlement charges	—	0.1	—	8.6
Debt extinguishment charges	25.4	—	25.4	—
Other (income) expense, net	(4.4)	2.8	(2.4)	2.8
Income before income tax expense and equity earnings of unconsolidated affiliates, net	155.9	171.0	208.8	207.3
Income tax expense	29.9	17.3	65.5	23.4
Equity earnings of unconsolidated affiliates, net of tax	(0.7)	(0.3)	(2.0)	(1.0)
Net income	126.7	154.0	145.3	184.9
Net income attributable to noncontrolling interests	(1.6)	(4.2)	(9.9)	(11.7)
Net income attributable to Greif, Inc.	$125.1	$149.8	$135.4	$173.2
Basic earnings per share attributable to Greif, Inc. common shareholders:
Class A common stock	$2.11	$2.51	$2.28	$2.91
Class B common stock	$3.15	$3.77	$3.40	$4.36
Diluted earnings per share attributable to Greif, Inc. common shareholders:
Class A common stock	$2.09	$2.51	$2.27	$2.91
Class B common stock	$3.15	$3.77	$3.40	$4.36
Shares used to calculate basic earnings per share attributable to Greif, Inc. common shareholders:
Class A common stock	26.6	26.5	26.6	26.5
Class B common stock	22.0	22.0	22.0	22.0
Shares used to calculate diluted earnings per share attributable to Greif, Inc. common shareholders:
Class A common stock	26.8	26.7	26.8	26.6
Class B common stock	22.0	22.0	22.0	22.0

GREIF, INC. AND SUBSIDIARY COMPANIES
CONDENSED CONSOLIDATED BALANCE SHEETS
UNAUDITED

(in millions)	April 30, 2022	October 31, 2021
ASSETS
Current assets
Cash and cash equivalents	$108.7	$124.6
Trade accounts receivable	880.3	889.5
Inventories	474.8	499.2
Other current assets	153.0	150.8
	1,616.8	1,664.1
Long-term assets
Goodwill	1,482.8	1,515.4
Intangible assets	611.5	648.4
Operating lease assets	261.7	289.4
Other long-term assets	218.6	177.3
	2,574.6	2,630.5
Properties, plants and equipment	1,431.5	1,521.2
	$5,622.9	$5,815.8
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$619.8	$704.5
Short-term borrowings	27.8	50.5
Current portion of long-term debt	80.8	120.3
Current portion of operating lease liabilities	50.1	54.0
Other current liabilities	343.4	384.8
	1,121.9	1,314.1
Long-term liabilities
Long-term debt	1,991.3	2,054.8
Operating lease liabilities	215.6	239.5
Other long-term liabilities	557.9	607.7
	2,764.8	2,902.0

Redeemable noncontrolling interests	17.8	24.1
Equity
Total Greif, Inc. equity	1,686.4	1,514.3
Noncontrolling interests	32.0	61.3
Total equity	1,718.4	1,575.6
	$5,622.9	$5,815.8

GREIF, INC. AND SUBSIDIARY COMPANIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
UNAUDITED

	Three months ended April 30,		Six months ended April 30,
(in millions)	2022	2021	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$126.7	$154.0	$145.3	$184.9
Depreciation, depletion and amortization	54.6	58.8	114.0	118.1
Asset impairments	—	0.2	62.4	1.5
Pension settlement charges	—	0.1	—	8.6
Timberland gains, net	—	(95.7)	—	(95.7)
Other non-cash adjustments to net income	(13.3)	(29.2)	5.9	(13.3)
Debt extinguishment charges	22.6	—	22.6	—
Operating working capital changes	(63.1)	8.6	(121.2)	(44.0)
Decrease in cash from changes in other assets and liabilities	11.7	55.5	(67.4)	3.7
Net cash provided by operating activities	139.2	152.3	161.6	163.8
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of properties, plants and equipment	(30.5)	(30.3)	(75.0)	(57.7)
Purchases of and investments in timber properties	(0.3)	(1.5)	(5.1)	(2.5)
Proceeds on the sale of timberlands, net	—	—	—	145.1
Collections of receivables held in special purpose entities	—	—	—	50.9
Payments for issuance of loans receivable	—	145.1	—	(15.0)
Proceeds from the sale of properties, plant and equipment and businesses, net	147.5	—	147.5	—
Other	(8.2)	0.8	(4.7)	(2.5)
Net cash provided by investing activities	108.5	114.1	62.7	118.3
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds on long-term debt, net	(196.3)	(227.7)	(112.3)	(187.0)
Dividends paid to Greif, Inc. shareholders	(27.4)	(26.3)	(54.6)	(52.2)
Payments for liabilities held in special purpose entities	—	—	—	(43.3)
Payments for debt extinguishment and issuance costs	(20.8)	—	(20.8)	—
Other	(6.6)	(3.4)	(9.4)	(4.9)
Net cash used in financing activities	(251.1)	(257.4)	(197.1)	(287.4)
Effects of exchange rates on cash	(24.5)	—	(43.1)	9.8
Net decrease in cash and cash equivalents	(27.9)	9.0	(15.9)	4.5
Cash and cash equivalents, beginning of period*	136.6	101.4	124.6	105.9
Cash and cash equivalents, end of period	$108.7	$110.4	$108.7	$110.4
*Beginning of period cash for the three months ended April 30, 2022 includes $16.9 million of cash that was presented within held for sale on the Condensed Consolidated Balance Sheet due to the expected divestment of the Flexible Products & Services joint venture.

GREIF, INC. AND SUBSIDIARY COMPANIES
FINANCIAL HIGHLIGHTS BY SEGMENT
UNAUDITED

	Three months ended April 30,		Six months ended April 30,
(in millions)	2022	2021	2022	2021
Net sales:
Global Industrial Packaging	$971.7	$798.0	$1,920.8	$1,457.3
Paper Packaging & Services	689.3	537.0	1,299.3	1,017.9
Land Management	6.3	5.6	11.5	11.9
Total net sales	$1,667.3	$1,340.6	$3,231.6	$2,487.1
Gross profit:
Global Industrial Packaging	$185.3	$170.1	$362.4	$300.4
Paper Packaging & Services	150.8	93.9	261.6	173.5
Land Management	2.6	1.9	4.4	4.2
Total gross profit	$338.7	$265.9	$628.4	$478.1
Operating profit:
Global Industrial Packaging	$108.0	$76.4	$139.0	$130.4
Paper Packaging & Services	80.1	27.3	118.4	41.6
Land Management	2.0	96.9	4.7	98.6
Total operating profit	$190.1	$200.6	$262.1	$270.6
EBITDA(8):
Global Industrial Packaging	$131.8	$95.1	$182.8	$170.9
Paper Packaging & Services	115.3	64.1	191.5	107.0
Land Management	2.7	97.6	6.2	100.4
Total EBITDA	$249.8	$256.8	$380.5	$378.3
Adjusted EBITDA(9):
Global Industrial Packaging	$130.9	$106.2	$245.1	$185.7
Paper Packaging & Services	117.4	68.3	197.9	124.4
Land Management	2.7	2.1	4.8	5.0
Total adjusted EBITDA	$251.0	$176.6	$447.8	$315.1

(8) EBITDA is defined as net income, plus interest expense, net, plus income tax expense, plus depreciation, depletion and amortization. However, because the Company does not calculate net income by segment, this table calculates EBITDA by segment with reference to operating profit by segment, which, as demonstrated in the table of Consolidated EBITDA, is another method to achieve the same result. See the reconciliations in the table of Segment EBITDA.
(9) Adjusted EBITDA is defined as net income, plus interest expense, net, plus debt extinguishment charges, plus income tax expense, plus depreciation, depletion and amortization expense, plus restructuring charges, plus integration related costs, plus non-cash asset impairment charges, plus non-cash pension settlement charges, plus incremental COVID-19 costs, net, plus (gain) loss on disposal of properties, plants, equipment and businesses, net, plus timberland gains, net.

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
CONSOLIDATED ADJUSTED EBITDA
UNAUDITED

	Three months ended April 30,		Six months ended April 30,
(in millions)	2022	2021	2022	2021
Net income	$126.7	$154.0	$145.3	$184.9
Plus: Interest expense, net	13.2	26.7	30.3	51.9
Plus: Debt extinguishment charges	25.4	—	25.4	—
Plus: Income tax expense	29.9	17.3	65.5	23.4
Plus: Depreciation, depletion and amortization expense	54.6	58.8	114.0	118.1
EBITDA	$249.8	$256.8	$380.5	$378.3
Net income	$126.7	$154.0	$145.3	$184.9
Plus: Interest expense, net	13.2	26.7	30.3	51.9
Plus: Debt extinguishment charges	25.4	—	25.4	—
Plus: Income tax expense	29.9	17.3	65.5	23.4
Plus: Non-cash pension settlement charges	—	0.1	—	8.6
Plus: Other (income) expense, net	(4.4)	2.8	(2.4)	2.8
Plus: Equity earnings of unconsolidated affiliates, net of tax	(0.7)	(0.3)	(2.0)	(1.0)
Operating profit	$190.1	$200.6	$262.1	$270.6
Less: Non-cash pension settlement charges	—	0.1	—	8.6
Less: Other (income) expense, net	(4.4)	2.8	(2.4)	2.8
Less: Equity earnings of unconsolidated affiliates, net of tax	(0.7)	(0.3)	(2.0)	(1.0)
Plus: Depreciation, depletion and amortization expense	54.6	58.8	114.0	118.1
EBITDA	$249.8	$256.8	$380.5	$378.3
Plus: Restructuring charges	3.7	12.0	7.2	15.1
Plus: Integration related costs	2.0	1.8	3.6	3.8
Plus: Non-cash asset impairment charges	—	0.2	62.4	1.5
Plus: Non-cash pension settlement charges	—	0.1	—	8.6
Plus: Incremental COVID-19 costs, net (10)	—	1.2	—	1.8
Plus: (Gain) Loss on disposal of properties, plants, equipment, and businesses, net	(4.5)	0.2	(5.9)	1.7
Plus: Timberland gains, net	—	(95.7)	—	(95.7)
Adjusted EBITDA	$251.0	$176.6	$447.8	$315.1
(10) Incremental COVID-19 costs, net includes costs directly attributable to COVID-19 such as costs incurred for incremental cleaning and sanitation efforts and employee safety measures, offset by economic relief received from foreign governments.

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
SEGMENT ADJUSTED EBITDA(11)
UNAUDITED

	Three months ended April 30,		Six months ended April 30,
(in millions)	2022	2021	2022	2021
Global Industrial Packaging
Operating profit	108.0	76.4	139.0	130.4
Less: Other (income) expense, net	(4.3)	2.8	(2.4)	2.7
Less: Equity earnings of unconsolidated affiliates, net of tax	(0.7)	(0.3)	(2.0)	(1.0)
Plus: Depreciation and amortization expense	18.8	21.2	39.4	42.2
EBITDA	$131.8	$95.1	$182.8	$170.9
Plus: Restructuring charges	2.7	10.2	4.8	13.0
Plus: Non-cash asset impairment charges	—	0.2	62.4	1.5
Plus: Incremental COVID-19 costs, net	—	0.5	—	0.8
Plus: (Gain) loss on disposal of properties, plants, equipment and businesses, net	(3.6)	0.2	(4.9)	(0.5)
Adjusted EBITDA	$130.9	$106.2	$245.1	$185.7
Paper Packaging & Services
Operating profit	80.1	27.3	118.4	41.6
Less: Non-cash pension settlement charges	—	0.1	—	8.6
Less: Other (income) expense, net	(0.1)	—	—	0.1
Plus: Depreciation and amortization expense	35.1	36.9	73.1	74.1
EBITDA	$115.3	$64.1	$191.5	$107.0
Plus: Restructuring charges	1.0	1.7	2.4	2.0
Plus: Integration related costs	2.0	1.8	3.6	3.8
Plus: Non-cash pension settlement charges	—	0.1	—	8.6
Plus: Incremental COVID-19 costs, net	—	0.7	—	1.0
Plus: (Gain) loss on disposal of properties, plants, equipment and businesses, net	(0.9)	(0.1)	0.4	2.0
Adjusted EBITDA	$117.4	$68.3	$197.9	$124.4
Land Management
Operating profit	2.0	96.9	4.7	98.6
Plus: Depreciation, depletion and amortization expense	0.7	0.7	1.5	1.8
EBITDA	$2.7	$97.6	$6.2	$100.4
Plus: Restructuring charges	—	0.1	—	0.1
Plus: Timberland gains	—	(95.7)	—	(95.7)
Plus: (Gain) loss on disposal of properties, plants, equipment and businesses, net	—	0.1	(1.4)	0.2
Adjusted EBITDA	$2.7	$2.1	$4.8	$5.0
Consolidated EBITDA	$249.8	$256.8	$380.5	$378.3
Consolidated adjusted EBITDA	$251.0	$176.6	$447.8	$315.1

(11) Adjusted EBITDA is defined as net income, plus interest expense, net, plus debt extinguishment charges, plus income tax expense, plus depreciation, depletion and amortization expense, plus restructuring charges, plus integration related costs, plus non-cash asset impairment charges, plus non-cash pension settlement charges, plus incremental COVID-19 costs, net, plus (gain) loss on disposal of properties, plants, equipment and businesses, net, plus timberland gains, net. However, because the Company does not calculate net income by segment, this table calculates adjusted EBITDA by segment with reference to operating profit by segment, which, as demonstrated in the table of consolidated adjusted EBITDA, is another method to achieve the same result.

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
ADJUSTED FREE CASH FLOW(12)
UNAUDITED

	Three months ended April 30,		Six months ended April 30,
(in millions)	2022	2021	2022	2021
Net cash provided by operating activities	$139.2	$152.3	$161.6	$163.8
Cash paid for purchases of properties, plants and equipment	(30.5)	(30.3)	(75.0)	(57.7)
Free cash flow	$108.7	$122.0	$86.6	$106.1
Cash paid for integration related costs	2.0	1.8	3.6	3.8
Cash paid for incremental COVID-19 costs, net	—	1.3	—	1.9
Cash paid for integration related ERP systems	1.3	1.6	3.0	3.4
Cash paid for debt issuance costs(13)	2.8	—	2.8	—
Adjusted free cash flow	$114.8	$126.7	$96.0	$115.2

(12) Adjusted free cash flow is defined as net cash provided by operating activities, less cash paid for purchases of properties, plants and equipment, plus cash paid for integration related costs, plus cash paid for incremental COVID-19 costs, net, plus cash paid for integration related ERP systems, plus cash paid for debt issuance costs.
(13) Cash paid for debt issuance costs is defined as cash payments for debt issuance related expenses included within net cash used in operating activities.

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
NET INCOME, CLASS A EARNINGS PER SHARE AND TAX RATE BEFORE ADJUSTMENTS
UNAUDITED

(in millions, except for per share amounts)	Income before Income Tax (Benefit) Expense and Equity Earnings of Unconsolidated Affiliates, net	Income Tax (Benefit) Expense	Equity Earnings	Non-Controlling Interest	Net Income (Loss) Attributable to Greif, Inc.	Diluted Class A Earnings Per Share	Tax Rate
Three months ended April 30, 2022	$155.9	$29.9	$(0.7)	$1.6	$125.1	$2.09	19.2%
Restructuring charges	3.7	0.9	—	—	2.8	0.04
Debt extinguishment charges	25.4	6.2	—	—	19.2	0.32
Integration related costs	2.0	0.5	—	—	1.5	0.03
Gain on disposal of properties, plants, equipment and businesses, net	(4.5)	(0.7)	—	(0.1)	(3.7)	(0.07)
Excluding adjustments	$182.5	$36.8	$(0.7)	$1.5	$144.9	$2.41	20.2%

Three months ended April 30, 2021	$171.0	$17.3	$(0.3)	$4.2	$149.8	$2.51	10.1%
Restructuring charges	12.0	2.8	—	1.3	7.9	0.13
Integration related costs	1.8	0.4	—	—	1.4	0.02
Non-cash asset impairment charges	0.2	0.1	—	0.1	—	—
Non-cash pension settlement charges	0.1	—	—	—	0.1	—
Incremental COVID-19 costs, net	1.2	0.4	—	—	0.8	0.01
Loss on disposal of properties, plants, equipment and businesses, net	0.2	0.2	—	—	—	—
Timberland gains, net	(95.7)	(3.0)	—	—	(92.7)	(1.54)
Excluding adjustments	$90.8	$18.2	$(0.3)	$5.6	$67.3	$1.13	20.0%

Six months ended April 30, 2022	$208.8	$65.5	$(2.0)	$9.9	$135.4	$2.27	31.4%
Restructuring charges	7.2	1.7	—	—	5.5	0.09
Debt extinguishment charges	25.4	6.2	—	—	19.2	0.32
Integration related costs	3.6	0.9	—	—	2.7	0.05
Non-cash asset impairment charges	62.4	—	—	—	62.4	1.05
Gain on disposal of properties, plants, equipment and businesses, net	(5.9)	(1.0)	—	(0.2)	(4.7)	$(0.09)
Excluding adjustments	$301.5	$73.3	$(2.0)	$9.7	$220.5	$3.69	24.3%

Six months ended April 30, 2021	$207.3	$23.4	$(1.0)	$11.7	$173.2	$2.91	11.3%
Restructuring charges	15.1	3.6	—	1.3	10.2	0.17
Integration related costs	3.8	0.9	—	—	2.9	0.05
Non-cash asset impairment charges	1.5	0.5	—	0.1	0.9	0.02
Non-cash pension settlement income	8.6	2.1	—	—	6.5	0.09
Incremental COVID-19 costs, net	1.8	0.5	—	0.1	1.2	0.02
Loss on disposal of properties, plants, equipment and businesses, net	1.7	0.7	—	—	1.0	0.02
Timberland gains, net	(95.7)	(3.0)	—	—	(92.7)	$(1.54)
Excluding adjustments	$144.1	$28.7	$(1.0)	$13.2	$103.2	$1.74	19.9%

The impact of income tax expense and non-controlling interest on each adjustment is calculated based on tax rates and ownership percentages specific to each applicable entity.

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
NET SALES TO NET SALES EXCLUDING THE IMPACT OF
CURRENCY TRANSLATION
UNAUDITED

	Three months ended April 30,
(in millions)	2022	2021	Increase (Decrease) in Net Sales ($)	Increase (Decrease) in Net Sales (%)
Consolidated
Net sales	$1,667.3	$1,340.6	$326.7	24.4%
Currency translation	39.9	N/A
Net sales excluding the impact of currency translation	$1,707.2	$1,340.6	$366.6	27.3%
Global Industrial Packaging
Net sales	$971.7	$798.0	$173.7	21.8%
Currency translation	39.9	N/A
Net sales excluding the impact of currency translation	$1,011.6	$798.0	$213.6	26.8%
Paper Packaging & Services
Net sales	$689.3	$537.0	$152.3	28.4%
Currency translation	—	N/A
Net sales excluding the impact of currency translation	$689.3	$537.0	$152.3	28.4%

	Six months ended April 30,
(in millions)	2022	2021	Increase (Decrease) in Net Sales ($)	Increase (Decrease) in Net Sales (%)
Consolidated
Net sales	$3,231.6	$2,487.1	$744.5	29.9%
Currency translation	63.9	N/A
Net sales excluding the impact of currency translation	$3,295.5	$2,487.1	$808.4	32.5%
Global Industrial Packaging
Net sales	$1,920.8	$1,457.3	$463.5	31.8%
Currency translation	64.1	N/A
Net sales excluding the impact of currency translation	$1,984.9	$1,457.3	$527.6	36.2%
Paper Packaging & Services
Net sales	$1,299.3	$1,017.9	$281.4	27.6%
Currency translation	(0.2)	N/A
Net sales excluding the impact of currency translation	$1,299.1	$1,017.9	$281.2	27.6%

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
NET DEBT
UNAUDITED

(in millions)	April 30, 2022	January 31, 2022	April 30, 2021
Total debt	$2,099.9	$2,296.8	$2,313.4
Cash and cash equivalents	(108.7)	(119.7)	(110.4)
Net debt	$1,991.2	$2,177.1	$2,203.0

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
LEVERAGE RATIO
UNAUDITED

Trailing twelve month credit agreement EBITDA (in millions)	Trailing Twelve Months Ended 4/30/2022	Trailing Twelve Months Ended 1/31/2022	Trailing Twelve Months Ended 4/30/2021
Net income	$422.7	$400.9	$257.3
Plus: Interest expense, net	71.1	84.6	107.7
Plus: Debt extinguishment charges	25.4	—	—
Plus: Income tax expense	62.6	99.1	48.8
Plus: Depreciation, depletion and amortization expense	230.3	234.5	238.1
EBITDA	$812.1	$819.1	$651.9
Plus: Restructuring charges	15.2	23.5	46.1
Plus: Integration related costs	8.9	8.7	10.9
Plus: Non-cash asset impairment charges	69.8	70.0	18.6
Plus: Non-cash pension settlement charges	0.5	0.6	9.0
Plus: Incremental COVID-19 costs, net	1.5	2.7	3.5
Plus: (Gain) loss on disposal of properties, plants, equipment, and businesses, net	(11.1)	(6.4)	(15.3)
Plus: Timberland gains, net	—	(95.7)	(95.7)
Adjusted EBITDA	$896.9	$822.5	$629.0
Credit agreement adjustments to EBITDA(14)	(36.7)	33.1	34.0
Credit agreement EBITDA	$860.2	$855.6	$663.0

Adjusted net debt (in millions)	For the Period Ended 4/30/2022	For the Period Ended 1/31/2022	For the Period Ended 4/30/2021
Total debt	$2,099.9	$2,296.8	$2,313.4
Cash and cash equivalents	(108.7)	(119.7)	(110.4)
Net debt	$1,991.2	$2,177.1	$2,203.0
Credit agreement adjustments to debt(15)	(165.5)	(130.7)	(90.9)
Adjusted net debt	$1,825.7	$2,046.4	$2,112.1

Leverage ratio	2.12x	2.39x	3.20x

(14)Adjustments to EBITDA are specified by the 2022 Credit Agreement and include certain timberland gains, equity earnings of unconsolidated affiliates, net of tax, certain acquisition savings, deferred financing costs, capitalized interest, income and expense in connection with asset dispositions, and other items.

(15)Adjustments to net debt are specified by the 2022 Credit Agreement and include the European accounts receivable program, letters of credit, and balances for swap contracts.

GREIF, INC. AND SUBSIDIARY COMPANIES
PROJECTED 2022 GUIDANCE RECONCILIATION
ADJUSTED FREE CASH FLOW
UNAUDITED

	Fiscal 2022 Guidance Range
(in millions)	Scenario 1	Scenario 2
Net cash provided by operating activities	$515.2	$591.2
Cash paid for purchases of properties, plants and equipment	(150.0)	(170.0)
Free cash flow	$365.2	$421.2
Cash paid for integration related costs	6.0	8.0
Cash paid for integration related ERP systems	6.0	8.0
Cash paid for debt issuance costs	2.8	2.8
Adjusted free cash flow	$380.0	$440.0